                                  $150,000,000

                        THE PEP BOYS - MANNY, MOE & JACK

                                Medium-Term Notes




                             DISTRIBUTION AGREEMENT

                                                                   July 10, 1997


Credit Suisse First Boston Corporation,
Eleven Madison Avenue,
New York, New York 10010-3629.


Ladies and Gentlemen:


                  1. Introduction. The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the "Issuer"), confirms its agreement with you (the "Distributor") with respect to the issue and sale from time to time by the Issuer of its medium-term notes registered under the registration statement referred to in Section 2(a) (any such medium-term notes being hereinafter referred to as the "Securities," which expression shall, if the context so admits, include any permanent global Security). Securities may be offered and sold pursuant to Section 3 of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 2(a) hereof) registered pursuant to such registration statement reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to
Section 3 of this Agreement. The Securities will be issued under a Senior Indenture (the "Senior Indenture"), between the Issuer and PNC Bank, National Association, as trustee (the "Trustee") or a Subordinated Indenture ("Subordinated Indenture," and together with the Senior Indenture, the "Indentures"), between the Issuer and PNC Bank, National Association, as Trustee.

                  The Securities shall have the terms described in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"). Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indentures and the Procedures (as defined in Section 3(d) hereof).

                  2. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, the Distributor as follows:

                  (a) A registration statement (No. 333-30295), including a prospectus, relating to $150,000,000 aggregate principal amount of debt securities of the Issuer, including the Securities (together, the "Registered Securities") (including a prospectus which, as supplemented from time to time, shall be used in connection with sales of the Securities) has been filed with the Securities and Exchange Commission (the "Commission") and has been declared effective under the Securities Act of 1933, as amended (the "Act"). Such registration statement, as amended as of the Closing Date (as defined in Section 3(e) hereof), is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented so as generally to describe the Securities and the terms of the offering of the Securities, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (b) On the effective date of the Registration Statement, such Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in
         Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a "Representation Date"), the Registration Statement and the Prospectus as then amended or supplemented will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by the Distributor specifically for use therein, it being understood that the only such information furnished by the Distributor consists of the information described as such herein. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the Issuer's knowledge, threatened by the Commission.

                  (c) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Issuer is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Issuer and its subsidiaries, taken as a whole.

                  (d) Each "Significant Subsidiary" (as such term is defined in Rule 405 of the Act, except that for purposes of this Agreement, each reference in such Rule 405 definition to "10 percent" shall be replaced with "5 percent") is listed on Schedule A hereto. Each Significant Subsidiary of the Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Issuer and its subsidiaries, taken as a whole. All of the outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Issuer, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, perfected security interest, claim or encumbrance of any kind or, to the knowledge of the Issuer, any unperfected security interest.

                  (e) The Indentures have been duly authorized, executed and delivered by the Issuer and duly qualified under the Trust Indenture Act and constitute valid and binding obligations of the Issuer, enforceable in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity; the Securities have been duly authorized by the Issuer, and when the Securities have been delivered and paid for pursuant to this Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Prospectus and will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity.

                  (f) No consent, approval or authorization, and no order, registration or qualification of or with any natural person, corporation, partnership, trust, firm, association or other entity, whether acting in an individual, fiduciary or other capacity ("Person"), or any court or government agency or body, is required for the issuance of the Securities or for the consummation of the other transactions contemplated by this Agreement, except such as have been obtained and made under the Act, the Trust Indenture Act or the Rules and Regulations and such as may be required under state securities laws in connection with the offer and sale of the Securities.

                  (g) The execution, delivery and performance of the Indentures and this Agreement and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on the part of the Issuer and its subsidiaries and will not (A) contravene any provision of the charter or by-laws of the Issuer or any of its subsidiaries, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or property of the Issuer or any of its subsidiaries under, any statute, rule, regulation, order or decree of any governmental agency or body or any court having jurisdiction over the Issuer or any of its subsidiaries or any of their properties or any indenture, mortgage, loan agreement, note, lease, permit, license or other agreement or instrument to which the Issuer or any such subsidiary is bound or to which any of the properties of the Issuer or any such subsidiary is subject, except, in the case of clause
         (B), as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Issuer and its subsidiaries, taken as a whole, or on the transactions contemplated by this Agreement and the Indentures; and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

                  (h) This Agreement (including any agreement with respect to the offering and sale of particular Securities as contemplated by
         Section 3) has been duly authorized, executed and delivered by the Issuer.

                  (i) The Issuer and its Significant Subsidiaries have good and marketable title to all properties (real and personal) owned by the Issuer and its Significant Subsidiaries, free and clear of all liens, claims, security interests or other encumbrances that are material or that may interfere with the conduct of the business of the Issuer and its subsidiaries, taken as a whole; all properties held under lease or sublease by the Issuer and its Significant Subsidiaries are held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property by the Issuer and its Significant Subsidiaries; neither the Issuer nor any of its Significant Subsidiaries is in default under any such lease or sublease, except for defaults which are not material and will not interfere with the conduct of the business of the Issuer and its subsidiaries, taken as a whole; and no material claim of any sort has been asserted by anyone adverse to the rights of the Issuer or any Significant Subsidiary under any such lease or sublease or affecting or questioning the right of such entity to the continued possession of the leased or subleased properties under any such lease or sublease.

                  (j) The Issuer and its subsidiaries have such permits, licenses, franchises, consents, approvals, authorizations and clearances ("Licenses") and are in compliance with all applicable laws and regulations of federal, state, local and foreign governmental or regulatory authorities, as are necessary to own, lease or operate their properties and to conduct their businesses in the manner described in the Prospectus and all such Licenses are in full force and effect, in each case except as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Issuer and its subsidiaries, taken as a whole.

                  (k) No labor disturbance by the employees of the Issuer exists or, to the knowledge of the Issuer, is threatened, that could, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Issuer and its subsidiaries, taken as a whole.

                  (l) The Issuer and its subsidiaries own or possess all the patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto (collectively, "Intellectual Property") necessary for the conduct of their businesses as described in the Prospectus, except where the failure to own or possess the same would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Issuer and its subsidiaries, taken as a whole; and to the knowledge of the Issuer and its subsidiaries, no conflict with the rights of others exists with respect to any such Intellectual Property.

                  (m) The properties, assets and operations of the Issuer and its subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and to the protection and clean-up of the natural environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"). With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations there are no past, present or, to the knowledge of the Issuer or any of its subsidiaries, reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Issuer or any of its subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws in any material respect. Neither the Issuer nor any of its subsidiaries is the subject of any federal, state, local or foreign investigation, and neither the Issuer nor any of its subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any third party relating to any liability or remedial action or potential liability or remedial action under Environmental Laws, nor are there any pending, reasonably anticipated or, to the best knowledge of the Issuer or any of its subsidiaries, threatened actions, suits or proceedings against or affecting the Issuer, any of its subsidiaries or their properties, assets or operations, in connection with any such Environmental Laws. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws.

                  (n) (A) Neither the Issuer nor any of its Significant Subsidiaries is in violation of its charter or by-laws, (B) neither the Issuer nor any of its subsidiaries is in violation of any applicable law, ordinance, administrative or governmental rule or regulation, or any order of any court or governmental agency or body having jurisdiction over the Issuer or any subsidiary and (C) no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists, or upon the use of proceeds from the sale of the Securities in the manner contemplated by the Prospectus or upon the consummation of the other transactions contemplated by the Prospectus will exist, under any agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or to which any of the properties or assets of the Issuer or any such subsidiary is subject, except, in the case of clauses (B) and (C), for such violations and defaults that would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Issuer and its subsidiaries, taken as a whole.

                  (o) There are no pending actions, suits or proceedings against or affecting the Issuer, any of its subsidiaries or any of their properties that are required under the Act to be described in the Registration Statement and the Prospectus (other than as described therein) or that could, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Issuer and its subsidiaries, taken as a whole, or could have a material adverse effect on the ability of the Issuer to perform its obligations under this Agreement, the Indentures or the Securities, or that are otherwise material in the context of the sale of the Securities; and, to the Issuer's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  (p) The financial statements and related schedules and notes included or incorporated by reference in the Registration Statement and the Prospectus comply, in all material respects, with the requirements of the Act and the Rules and Regulations, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the financial condition and results of operations of the Issuer and its subsidiaries, on a consolidated basis, at the dates and for the periods presented. If financial information or statistical data are included in the Prospectus under the captions "Selected Financial Data" and "Capitalization" or similar captions, such data are fairly stated in all material respects in relation to the consolidated financial statements of the Issuer from which they have been derived. If pro forma financial statements are included in the Prospectus: the assumptions used in preparing the pro forma financial statements included in the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro form adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial amounts.

                  (q) Since the dates as of which information is given in the Prospectus, (A) neither the Issuer nor its subsidiaries has incurred any material liability or obligation (indirect, direct or contingent) or entered into any material verbal or written agreement or other transaction that is not in the ordinary course of business or that could result in a material reduction in the future earnings of the Issuer; (B) neither the Issuer nor its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance); (C) there has been no change in the indebtedness of the Issuer and, except as contemplated by the Prospectus, no change in the capital stock of the Issuer and no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock; and (D) there has been no material adverse change, nor any development reasonably likely to result in a material adverse change, in the condition (financial or other), business, prospects, results of operations or general affairs of the Issuer and its subsidiaries, taken as a whole.

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                  (r) The Issuer and its Significant Subsidiaries carry or are entitled to the benefits of insurance, including, without limitation, product liability and business interruption insurance, in such amounts and covering such risks as the Issuer reasonably believes is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

                  (s) The Issuer and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed, such returns are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed or due and payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Issuer and its subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes, and there has been no tax deficiency asserted and, to the knowledge of the Issuer and its subsidiaries, no tax deficiency might be asserted against the Issuer or any of its subsidiaries, except for such inadequacies or deficiencies that could not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Issuer and its subsidiaries, taken as a whole.

                  (t) The Issuer is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company," as defined in the Investment Issuer Act of 1940.

                  (u) Immediately after any sale of Securities by the Issuer hereunder or under any Terms Agreement (as hereinafter defined), the aggregate amount of Securities which shall have been issued and sold by the Issuer hereunder or under any Terms Agreement and of any debt securities of the Issuer (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

                  3. Appointment as Distributor; Agreement of Distributor; Solicitations.

                  (a) (i) Subject to the terms and conditions stated herein, the Issuer hereby appoints the Distributor as the agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities to be issued by the Issuer during any Marketing Time. For purposes of this Agreement "Marketing Time" shall mean any time when no suspension of solicitation of offers to purchase Securities pursuant to Section 3(c) or Section 4(c) shall be in effect or any time when either the Distributor shall own any Securities with the intention of reselling them or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred.

                  (ii) So long as this Agreement shall remain in effect, the Issuer shall not, without the consent of the Distributor, solicit or accept offers to purchase Securities otherwise than to or through the Distributor; provided, however, that, subject to all of the terms and conditions of this Agreement, the foregoing shall not be construed to prevent the Issuer from selling at any time any Registered Securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Registered

Securities; and provided, further, that the Issuer reserves the right from time to time (i) to sell Securities directly to an investor, and (ii) to accept a specific offer to purchase Securities solicited by a dealer other than the Distributor (each an "Other Dealer"), without obtaining the prior consent of the Distributor, provided that (x) the Issuer shall give the Distributor notice of its decision to accept such an offer to purchase Securities concurrently with such acceptance, (y) any Other Dealer shall agree to be bound by and subject to the terms and conditions of this Agreement binding on the Distributor (including the commission schedule set forth on Exhibit B), and (z) so long as this Agreement remains in effect, the Issuer shall not appoint any other agent or dealer for the purpose of soliciting or receiving offers to purchase Securities on a continuous basis.

                  (b) (i) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, the Distributor agrees, as the agent of the Issuer, to use reasonable efforts when requested by the Issuer to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

                  (ii) The Distributor shall not have any obligation to purchase Securities from the Issuer; however, the Distributor may agree from time to time to purchase Securities as principal for resale to investors and other purchasers selected by the Distributor. Unless otherwise expressly agreed by the Issuer and the Distributor as contemplated by clause (v) below, each offer to sell Securities transmitted by the Distributor and accepted by the Issuer shall constitute acceptance of an offer to sell such Securities to the Distributor for resale. In addition, if so specified in a Terms Agreement (as defined in clause
(iii) below) executed by the Issuer and the Distributor, the Distributor shall act as representative of the several underwriters named in such Terms Agreement for resale of the Securities specified in such Terms Agreement upon the terms and subject to the conditions specified in such Terms Agreement, this Agreement and in the Prospectus, as supplemented by the applicable pricing supplement. It is understood that the Distributor and any underwriters for which it may act as representative propose that they will offer any Securities which they agree to purchase as principal for sale as set forth in the Prospectus, as supplemented by the applicable Pricing Supplement.

                  (iii) Upon acceptance by the Issuer of an offer by the Distributor to purchase Securities as principal, unless the Issuer and the Distributor execute a Terms Agreement substantially in the form of Exhibit A hereto (a "Terms Agreement") or any written confirmation or communication transmitted by the Distributor to the Issuer with respect to the terms of the Securities and of their offer and sale evidenced by the offer communicated by the Distributor and accepted by the Issuer, in each case together with the provisions of this Agreement, shall constitute an agreement between the Distributor and the Issuer for the sale and purchase of such Securities (whether or not any Terms Agreement or other written confirmation or communication shall have been executed by the Issuer or the Distributor). Each purchase of Securities by the Distributor shall, unless otherwise agreed, be at a discount from the principal amount of each such Security equivalent to the applicable commission set forth in Exhibit B hereto.

                  (iv) The Distributor is authorized to engage the services of any other brokers or dealers in connection with the offer or sale of Securities purchased by the

Distributor as principal for resale to others and may reallow any portion of the discount received from the Issuer to such brokers or dealers.

                  (v) If expressly agreed by the Distributor and the Issuer, the Distributor will solicit offers to purchase Securities from the Issuer through the Distributor, acting as agent, in accordance with the provisions of this Agreement. In such event, the Distributor shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as agent; and the Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. The Distributor shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it as such agent, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, the Distributor, acting on an agency basis, the Issuer agrees to pay the Distributor a commission in accordance with the schedule set forth in Exhibit B hereto.

                  (vi) The Distributor shall not have any responsibility for maintaining records with respect to the aggregate principal amount of Securities sold, or otherwise monitoring the availability of Securities for sale under the Registration Statement.

                  (vii) No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

                  (c) Upon receipt of notice from the Issuer as contemplated by
Section 4(c) hereof, the Distributor shall suspend its solicitation of offers to purchase Securities until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(c) and shall have advised the Distributor that such solicitation may be resumed.

                  The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of at least one Business Day's prior notice from the Issuer, the Distributor will forthwith suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Distributor that such solicitation may be resumed. For the purpose of the foregoing sentence, "Business Day" shall mean any day that is not a Saturday or Sunday, and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

                  (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Distributor and the Issuer. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement among the Issuer and the Distributor. The Distributor and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

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                  (e) The documents required to be delivered by Section 5 hereof shall be delivered at the office of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Issuer and the Distributor, which in no event shall be later than the time at which the Distributor commences solicitation of purchases of Securities hereunder, such time and date being herein called the "Closing Date". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the settlement date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Securities sold pursuant to an offering of Securities having identical terms (including the issue date) and terms of sale (whether or not set forth in a single Terms Agreement).

                  4. Certain Agreements of the Issuer. The Issuer agrees with the Distributor that it will furnish to Dewey Ballantine, counsel for the Distributor, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities,

                  (a) The Issuer will prepare a Pricing Supplement with respect to any Securities to be offered and sold to or through the Distributor pursuant to this Agreement and, after approval of such Pricing Supplement by the Distributor, will file such Pricing Supplement with the Commission pursuant to and in accordance with Rule 424(b) under the Act.

                  (b) The Issuer will advise the Distributor promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Distributor a reasonable opportunity to comment on any such proposed amendment or supplement (other than any Pricing Supplement that relates to Securities not purchased through or by such Distributor), and if the Issuer affects any amendment or supplementation of the Registration Statement or the Prospectus to which the Distributor objects, the Distributor shall be relieved of its obligations under Section 3(b) to solicit offers to purchase Securities until such time as the Issuer shall have filed such further amendments or supplements such that the Distributor is reasonably satisfied with the Registration Statement and the Prospectus, as then amended or supplemented; and the Issuer will also advise the Distributor promptly of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs or a condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any such time to amend the Prospectus to comply with the Act, the Issuer will promptly notify the Distributor by telephone (with confirmation in writing) to suspend solicitation of offers to purchase the Securities and to cease making offers or sales of Securities which a Distributor may then own as principal; and if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Distributor by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Prospectus to comply with the Act, the Distributor shall own any of the Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Distributor's consent to, nor its delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                  (d) The Issuer will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, on the date on which the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer proposes to describe, in a document filed pursuant to the Exchange Act, the Issuer will furnish the information contained or to be contained in such announcement to the Distributor, confirmed in writing and, subject to the provisions of subsections (a) and (b) of this Section, will cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. The Issuer also will furnish the Distributor with copies of all material press releases or announcements to the general public.

                  (e) The Issuer will immediately notify the Distributor of any downgrading in the rating of any debt securities of the Issuer or any proposal to downgrade the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Issuer learns of such downgrading, proposal to downgrade or public announcement.

                  (f) As soon as practicable, but not later than 16 months, after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder, the Issuer will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Issuer's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, which will satisfy the provisions of Section 11(a) of the Act.

                  (g) The Issuer will furnish to the Distributor copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

                  (h) The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Distributor designates and will continue such qualifications in effect so long as required for the distribution thereof.

                  (i) So long as any Securities are outstanding, the Issuer will furnish to the Distributor, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information concerning the Issuer as the Distributor may reasonably request.

                  (j) The Issuer will pay, or reimburse the Distributor for, all reasonable expenses incident to the performance of its obligations under this Agreement and will reimburse the Distributor for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by it in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Distributor may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any filing fee incident to, and the reasonable fees and disbursements of counsel to the Distributor in connection with, review by the National Association of Securities Dealers, Inc. relating to the Securities, for expenses incurred by the Distributor in distributing the Prospectus and all supplements thereto (including any Pricing Supplement), any preliminary prospectuses and any preliminary prospectus supplements to the Distributor, for costs incurred by the Distributor in advertising any offering of Securities and for the Distributor's reasonable expenses (including the reasonable fees and disbursements of counsel to the Distributor) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the activities of the Distributor under this Agreement.

                  (k) Between the date on which the Distributor agrees to purchase Securities from the Issuer as principal for resale and the date of delivery of such Securities, the Issuer will not offer or sell, or enter into any agreement to sell, pledge, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any of its debt securities (other than such Securities) in the United States, other than borrowings under the Issuer's revolving credit agreements and lines of credit, the private placement of securities and issuances of its commercial paper, or publicly disclose the intention to make any such offer, sale, pledge or disposition or filing.

                  5. Conditions of Obligations. The obligations of the Distributor, as agent of the Issuer, under this Agreement at any time to solicit offers to purchase the Securities and to purchase Securities from the Issuer as principal is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligation hereunder, and to each of the following additional conditions precedent:

                  (a) The Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or the Distributor, shall be contemplated by the Commission.

                  (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of the Distributor, is material or omits to state a fact which, in the opinion of the Distributor, is material and is required to be stated therein or is necessary to make the statements therein in light of the circumstances under which they were made not misleading.

                  (c) There shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting particularly the business or properties of the Issuer or any of its subsidiaries that, in the judgment of the Distributor, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Distributor, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of offers to purchase, or sales of and payment for the Securities.

                  (d) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency.

                  (e) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributor shall have received an opinion, dated the Closing Date, or such date of delivery, as the case may be, of Willkie Farr & Gallagher, counsel for the Issuer, to the effect that:

                           (i) Each of the Issuer and its Significant
                  Subsidiaries has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and each of the Issuer and its Significant Subsidiaries is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which it owns, leases or operates property or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Issuer and its subsidiaries, taken as a whole; and all of the outstanding shares of capital stock of the Issuer's Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Issuer, directly or through subsidiaries, free and clear, to the knowledge of such counsel after reasonable inquiry, of any mortgage, pledge, lien, claim, security interest or other encumbrance.

                           (ii) The Indentures have been duly authorized,
                  executed and delivered by the Issuer and have been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by general principles of equity.

                           (iii) Any series of Securities established on or
                  prior to the date of such opinion has been duly authorized and established in conformity with the Indentures, and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indentures, and such Security has been duly completed, executed, authenticated and issued in accordance with the Indentures and delivered against payment as contemplated by this Agreement, such Security will constitute a valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, it being understood that such counsel may (a) assume that at the time of the issuance, sale and delivery of each Security the authorization of such series will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security, (b) assume that neither the issuance, sale and delivery of any Security, nor any of the terms of such Security, nor compliance by the Issuer with such terms, will violate any applicable law, any agreement or instrument then binding upon the Issuer or any restriction imposed by any court or governmental body having jurisdiction over the Issuer, and (c) state that as of the date of such opinion a judgment for money in an action based on Securities denominated in foreign currencies or currency units in a Federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars, and that the date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

                           (iv) The Registration Statement has become effective
                  under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein, and, to the knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                           (v) The registration statement relating to the
                  Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the Closing Date, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

                           (vi) The descriptions in the Registration Statement
                  and the Prospectus (including those incorporated by reference) of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described (including those incorporated by reference) as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described (including those incorporated by reference) and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

                           (vii) No consent, approval or authorization, and no
                  order, registration or qualification of or with any Person or any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except such as have been obtained and made under the Act, the Trust Indenture Act or the Rules and Regulations and such as may be required under state securities laws (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the form of Securities examined by such counsel would not require the Issuer to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Issuer to issue, sell and deliver such Security).

                           (viii) The execution, delivery and performance of the
                  Indentures and this Agreement and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on the part of the Issuer and its Significant Subsidiaries and will not (A) contravene any provision of the charter or by-laws of the Issuer or any of its Significant Subsidiaries, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition or encumbrance upon any assets or property of the Issuer or any of its subsidiaries under, any statute, rule, regulation, order or decree of any governmental agency or body or any court having jurisdiction over the Issuer or any of its subsidiaries or any of their properties, or any indenture, mortgage, loan agreement, note, lease, permit, license or other agreement or instrument known to such counsel after reasonable inquiry to which the Issuer or any such Significant Subsidiary is bound or to which any of the properties of the Issuer or any such Significant Subsidiary is subject, except, in the case of clause (B), as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Issuer and its subsidiaries, taken as a whole, or on the transactions contemplated by this Agreement and the Indentures; and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in he form of Securities examined by such counsel will not cause the issuance, sale or delivery of such Security, the terms of such Security, or the compliance by the Issuer with such terms, to violate any of the court orders or laws specified in this paragraph or to result in a default under or a breach of any of the agreements specified in this paragraph).

                           (ix) Neither the Issuer nor any of its Significant
                  Subsidiaries is in violation of its charter or by-laws or, to the knowledge of such counsel after reasonable inquiry, any applicable law, ordinance, administrative or governmental rule or regulation, or any order of any court or governmental agency or body having jurisdiction over the Issuer or any Significant Subsidiary or, to the knowledge of such counsel after reasonable inquiry, in default in the performance or observance of any material obligation, agreement or condition in any agreement or instrument to which the Issuer or any of its Significant Subsidiaries is a party or to which any of the properties or assets of the Issuer or any such Significant Subsidiary is subject.

                           (x) To the knowledge of such counsel after reasonable
                  inquiry, there are no pending or threatened actions, suits or proceedings against or affecting the Issuer, any of the Significant Subsidiaries or any of their properties that are required under the Act to be described in the Registration Statement and the Prospectus (other than as described therein) or that could have a material effect on the ability of the Issuer to perform its obligations under this Agreement, the Indentures or the Securities, or that are otherwise material in the context of the sale of the Securities.

                           (xi) To the knowledge of such counsel after
                  reasonable inquiry, there are no contracts, agreements or understandings between the Issuer and any third party granting such third party the right to require the Issuer to file a registration statement under the Act with respect to any securities of the Issuer owned or to be owned by such third party or to require the Issuer to include such securities in the securities registered pursuant to the Registration Statement or in any other securities being registered pursuant to any other registration statement filed by the Issuer under the Act.

                           (xii) This Agreement has been duly authorized,
                  executed and delivered by the Issuer.

provided, however, that, in the case of each such opinion delivered pursuant to a Terms Agreement, (w) the statements contained in such opinion relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities; (x) such opinion shall relate to the Securities being delivered on the date of such opinion and not to other Securities as well; (y) in lieu of the opinion described in clause (iii), such opinion shall state that the Securities being delivered on the date of such opinion, when delivered against payment therefor as contemplated by this Agreement, will have been duly authorized, executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause (iii) as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such date of delivery; and (z) the opinions described in clauses (vii) and (viii) shall be rendered without making the assumptions described in the parantheticals set forth at the end of each such clause.

                           Such counsel shall also state that such counsel have no reason to believe that the registration statement relating to the Registered Securities, as of its effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the date thereof or as of the Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

                  (f) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributor shall have received a certificate, dated the Closing Date or such date of delivery, as the case may be, of the President and the principal financial officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that (A) the representations and warranties of the Issuer in this Agreement are true and correct in all material respects, (B) the Issuer has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or such date of delivery, as the case may be,
         (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (D) subsequent to the date as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change, nor any development reasonably likely, singly or in the aggregate, to result in a material adverse change, in the condition (financial or other), business, prospects, results of operations or general affairs of the Issuer and its subsidiaries, taken as a whole. In the case of each such certificate delivered pursuant to a Terms Agreement, the statements contained in such certificate relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

                  (g) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributor shall have received a letter, dated the Closing Date or such date of delivery, as the case may be, of Deloitte & Touche, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and
                  schedules examined by them and included or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have made a review of the unaudited
                  financial statements included or incorporated by reference in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report attached to such letter;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Issuer, a reading of the minutes of all meetings of the stockholders and directors (including each committee thereof) of the Issuer and its subsidiaries, inquiries of officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements
                           included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Prospectus;

                                    (B) if any unaudited "capsule" information
                           is contained in the Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, and at a subsequent specified date not more than three business days prior to the date of such letter, there was any decrease in stockholders' equity or change in the capital stock or any increase in short-term indebtedness or long-term debt of the Issuer and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or total assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (D) for the period from the closing date of
                           the latest income statement included or incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included or incorporated by reference in the Prospectus, in merchandise sales, service revenue, total gross profit or operating profit or in the total or per share amounts of net earnings, or any increases or decreases, as the case may be, in other items specified by the Distributor;

                  except in all cases set forth in clauses (C) and (D) above, for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuer and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results.

                           All financial statements and schedules included in
                  material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                           In the case of each such letter delivered pursuant to
                  a Terms Agreement, the statements contained in such letter relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

                  (h) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributor shall have received from Dewey Ballantine, counsel for the Distributor, such opinion or opinions, dated the Closing Date or such date of delivery, as the case may be, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Distributor may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (i) The Issuer shall have furnished to the Distributor or its counsel such further certificates and documents as the Distributor or such counsel reasonably request.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Distributor and its counsel. The Issuer will furnish the Distributor with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

                  6. Additional Covenants of the Issuer. The Issuer agrees that:

                  (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer to purchase Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the date of delivery of such Securities to the purchaser thereof, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such delivery date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such delivery date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

                  (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), the Issuer shall, (A) concurrently with such amendment or supplement, if such amendment or supplement shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such amendment or supplement shall not occur at a Marketing Time, furnish the Distributor with a certificate, dated the date of delivery thereof, of the President or any Vice President and a principal financial or accounting officer of the Issuer, in form satisfactory to the Distributor, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(f) hereof which was last furnished to the Distributor pursuant to this Section 6(b) are true and correct at the time of such amendment or supplement, as though made at and as of such time or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f); provided, however, that any certificate furnished under this
         Section 6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in Section 5(f), to the time of delivery of such certificate.

                  (c) At each Representation Date referred to in Section 6(b), the Issuer shall, (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, furnish the Distributor with a written opinion or opinions, dated the date of such Representation Date, of counsel for the Issuer, in form satisfactory to the Distributor, to the effect set forth in Section 5(e) hereof; provided; however, that to the extent appropriate such opinion or opinions may reconfirm matters set forth in a prior opinion delivered at the Closing Date or under this Section 6(c); provided further, however, that any opinion or opinions furnished under this
         Section 6(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date and shall state that the Securities sold in the relevant Applicable Period (as defined below) have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause (iii) of Section 5(e) hereof as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented at the relevant date or dates for the delivery of such Securities to the purchaser or purchasers thereof. For the purpose of this Section 6(c), "Applicable Period" shall mean with respect to any opinion delivered on a Representation Date the period commencing on the date as of which the most recent prior opinion delivered at the Closing Date or under this
         Section 6(c) speaks and ending on such Representation Date.

                  (d) At each Representation Date referred to in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer shall cause Deloitte & Touche, (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, to furnish the Distributor with a letter, addressed jointly to the Issuer and the Distributor and dated the date of such Representation Date, in form and substance satisfactory to the Distributor, to the effect set forth in Section 5(g) hereof; provided, however, that to the extent appropriate such letter may reconfirm matters set forth in a prior letter delivered at the Closing Date or pursuant to this Section 6(d); provided further, however, that any letter furnished under this Section 6(d) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

                  (e) The Issuer agrees that any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Distributor pursuant to the last sentence of subsection (a) of this Section 6, and
         (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall the Distributor have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

                  7.       Indemnification and Contribution.

                  (a) The Issuer will indemnify and hold harmless the Distributor against any losses, claims, damages or liabilities, joint or several, to which the Distributor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor for any legal or other expenses reasonably incurred by the Distributor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by the Distributor specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Distributor has notified the Issuer in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by the Distributor consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or preliminary prospectus supplement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Distributor to the extent that any such loss, claim, damage or liability of the Distributor results from the fact that there was not sent or given to such person, if required by law, at or prior to the written confirmation of the sale of such Securities to the person asserting any such loss, claim, damage or liability, a copy of the Prospectus (exclusive of material incorporated by reference herein) if the Issuer had previously furnished copies thereof in requisite quantities to the Distributor.

                  (b) The Distributor will indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by the Distributor specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Distributor has notified the Issuer in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by the Distributor consists of the following information in a supplement to the Prospectus furnished on behalf of the Distributor: the legend concerning stabilization and over-allotment on the inside front cover page and the seventh paragraph under the caption "Supplemental Plan of Distribution of the Notes."

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent that the omission so to notify the indemnifying party actually prejudices the indemnifying party's ability to defend the action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Distributor on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Distributor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Distributor on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Distributor from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Distributor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Distributor shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuer exceeds the amount of any damages which the Distributor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Distributor within the meaning of the Act; and the obligations of the Distributor under this Section 7 shall be in addition to any liability which the Distributor may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer, to each officer of the Issuer who has signed the Registration Statement and to each person, if any, who controls the Issuer within the meaning of the Act.

                  8. Status of The Distributor. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than any obligation to purchase Securities pursuant to Section 3 hereof), the Distributor is acting solely as agent for the Issuer and not as principal. In connection with the placement of any Securities by a Distributor, acting as agent, (a) the Distributor will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by the Distributor and accepted by the Issuer, but the Distributor shall have no liability to the Issuer in the event any such purchase is not consummated for any reason; and (b) if the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Distributor harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Distributor any commission to which they would be entitled in connection with such sale.

                  9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Distributor set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Distributor, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason or if for any reason the sale of Securities described in a confirmation or Terms Agreement referred to in Section 3 by the Issuer to the Distributor is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(j) and the respective obligations of the Issuer and the Distributor pursuant to Section 7 shall remain in effect and, to the extent Securities remain outstanding, the obligations of the Issuer under Sections 4(f) and 4(i) shall also remain outstanding. In addition, if any such termination of this Agreement shall occur either (i) at a time when the Distributor shall own any of the Securities with the intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer under the second sentence of Section 4(c), under Sections 4(a), 4(b), 4(d), 4(e), 4(g), 4(h) and 4(k) and, in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(a) and 6(e) and under the last sentence of Section 8, shall also remain in effect.

                  10. Termination. This Agreement may be terminated for any reason at any time by the Issuer or by the Distributor upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, that this Agreement may not be terminated by the giving of such notice following receipt by the Issuer of a confirmation or Terms Agreement referred to in Section 3 relating to the purchase of Securities by the Distributor and prior to delivery of the Securities described in such confirmation or Terms Agreement, unless the sale and purchase of Securities contemplated thereby is rejected by the Issuer in accordance with Section 3. Any settlement with respect to Securities placed by the Distributor on an agency basis occurring after termination of this Agreement shall be made in accordance with the Procedures and the Distributor agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Distributor in connection with such settlement.

                  11. Sales of Securities Denominated in a Currency other than U.S. Dollars or of Indexed Securities. If at any time the Issuer and the Distributor shall determine to issue and sell Securities denominated in a currency other than U.S. dollars, which other currency may include a currency unit, or with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, the Issuer and any the Distributor may execute and deliver a supplement to this Agreement for the purpose of making any appropriate additions to and modifications of the terms of this Agreement (and the Procedures) applicable to such Securities and the offer and sale thereof. The Issuer will not issue Securities denominated in Yen otherwise than in compliance with applicable Japanese laws, regulations and policies. In particular, the Issuer or its designated agent shall submit such reports or information as may be required from time to time by applicable law, regulations and guidelines promulgated by Japanese governmental and regulatory authorities in the case of the issue and purchase of the Securities and the Issuer shall ensure that each such Security shall have a minimum denomination of (Y)1,000,000 and a minimum maturity of one year or such other minimum denomination and maturity as may be allowed from time to time by Japanese governmental and regulatory authorities.

                  12. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Credit Suisse First Boston Corporation shall be directed to it at Eleven Madison Avenue, New York, New York 10010-3629,
Attention: Short and Medium Term Finance Department (Facsimile No. (212) 325-8183); and notices to the Issuer shall be directed to it at The Pep Boys - Manny, Moe & Jack, 3111 West Allegheny Avenue, Philadelphia, Pennsylvania, 19132, Attention: Chief Financial Officer (Facsimile No. (215) 227-9533); or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 12. Any such notice shall take effect at the time of receipt.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

                  14. Counterparts. This Agreement and any Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  15. Applicable Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

                  The Issuer hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement or the transactions contemplated hereby or thereby.

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                Very truly yours,


                                            THE PEP BOYS - MANNY, MOE & JACK



                                            By: /s/ Mitchell G. Leibovitz
                                               --------------------------------
                                               Name:  Mitchell G. Leibovitz
                                               Title: Chairman & CEO


CONFIRMED AND ACCEPTED, as of the date first above written:



CREDIT SUISSE FIRST BOSTON CORPORATION



By: /s/ Helena Willner
   --------------------------
   Name:  Helena Willner
   Title: Vice President

                                   SCHEDULE A

                     Significant Subsidiaries of the Issuer



PBY Corporation
The Pep Boys -- Manny, Moe & Jack of California
Pep Boys - Manny, Moe & Jack of Delaware, Inc.
Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc.